EXHIBIT 99.1

Clearfield, Inc. Reports Fiscal 2015 1st Quarter Results

Revenue Consistent with Prior Quarter and Company Issued Outlook

	FY 15 Q1	FY 14 Q1	% Change
Revenues:	$13,987,000	$16,148,000	down 13%
Gross Profit:	$5,743,000	$6,938,000	down 17%
Pre-tax Income:	$1,642,000	$3,092,000	down 47%
Net Income:	$1,069,000	$1,982,000	down 46%
Net Income per Diluted Share:	$0.08	$0.15

Balance Sheet: $32,371,000 in cash, cash equivalents and short and long-term investments at December 31, 2014 with no debt

MINNEAPOLIS, Jan. 29, 2015 (GLOBE NEWSWIRE) -- Clearfield, Inc. (Nasdaq:CLFD), the specialist in fiber management and connectivity platforms for communications providers, today announced results for its first quarter of fiscal year 2015, which ended December 31, 2014.

Revenue for the first quarter 2015 was $13,987,000 in comparison to $16,148,000 for the first quarter 2014, a decrease of 13%. Gross profit was $5,743,000 for the first quarter of 2015, in comparison to $6,938,000 for the first quarter of 2014, a decrease of 17%. Gross margin for the first quarter 2015 was 41.1%, down from 43.0% in the first quarter 2014. Operating expenses were $4,126,000 for the first quarter 2015, in comparison to $3,865,000 from the first quarter 2014, an increase of 7%. Pre-tax income was $1,642,000 for the first quarter of fiscal 2015, down $1,450,000 or 47%, from $3,092,000 recorded in the first quarter of 2014. Income tax expense was $573,000 for the first quarter of 2015, a decrease of $537,000 from $1,110,000 recorded in the first quarter of 2014. Due to net operating loss utilization, income tax expense primarily resulted in a non-cash effect on the operating cash flow in the first quarters of both fiscal 2015 and 2014. Net income was $1,069,000 for the first quarter 2015 compared to net income of $1,982,000 in the first quarter 2014.

Orders in Backlog and Select Balance Sheet Highlights

Orders in backlog as of December 31, 2014 totaled $2,474,000 in comparison to $3,340,000 as of September 30, 2014, reflecting a decrease of $866,000, or 26%, and in comparison to $4,991,000 as of December 31, 2013, reflecting a decrease of $2,517,000, or 50%. Cash, cash equivalents and short and long-term investments at December 31, 2014 totaled $32,371,000 compared to $33,125,000 at September 30, 2014. The Company has no debt.

Commentary- Cheryl Beranek, President & CEO of Clearfield

"We were pleased with our start to the year and with meeting our revenue plan for the first quarter. While a single broadband service provider represented nearly half of the revenues recorded in the first quarter of fiscal year 2014, revenues this quarter were distributed among a broad base of customers. While Clearfield continues to fulfill demand on an as needed basis for this large account, revenues to customers other than last year's largest customer grew nearly 60% this past quarter.

"Leading revenue growth were sales to MSO's (cable operators) of $1.4 million in the fiscal 2015 first quarter, which is more than double over the fiscal 2014 first quarter. Our national account efforts within the cable television space teamed with our demand creation at the regional level has resulted in increasing sales at several major accounts. International sales grew 33%, to $1.35 million in the fiscal 2015 first quarter, in comparison to just over $1 million in the first quarter of the previous fiscal year. In addition to ongoing sales increases in the Caribbean and Central American markets, this quarter saw the first meaningful revenue for a project in South Africa.

"Gross profit was negatively affected by product mix as well as start-up costs associated with our expanded capacity initiatives in Mexico. We remain confident that our investments in capacity in the U.S. and Mexico are in the long-term best interest of the company.

"Moving forward, we remain comfortable with our previously issued outlook for fiscal 2015 that Clearfield's revenue will continue to grow at an annual pace consistent with our historical compounded annual growth rate of nearly 17%."

FieldReport Available

The Company's FieldReport for the first quarter 2015 is now available on the Company's website at www.clearfieldconnection.com by following the link to "FieldReports" under "Investor Relations" under "About Clearfield" or by clicking www.clearfieldconnection.com/about-clearfield/investor-relations/field-reports.php.

About Clearfield, Inc

Clearfield, Inc. (Nasdaq:CLFD) designs, manufactures and distributes fiber optic management products for the communications networks of leading ILECS, CLECs, MSO/cable TV companies and mobile broadband providers. We help service providers solve the Fiber Puzzle, which is how to reduce high costs associated with deploying, managing, protecting and scaling a fiber optic network to deliver the mobile, residential and business services customers want. Based on the patented Clearview™ Cassette, our unique single-architected, modular fiber management platform is designed to lower the cost of broadband deployment and maintenance by consolidating, protecting and distributing incoming and outgoing fiber circuits and enable our customers to scale their operations as their subscriber revenues increase. Headquartered in Brooklyn Park, MN, Clearfield deploys more than a million fiber ports each year.

Forward-Looking Statements

Forward-looking statements contained herein and in the FieldReport are made pursuant to the safe harbor provisions of the Private Litigation Reform Act of 1995. Words such as "may," "will," "expect," "believe," "anticipate," "estimate," "outlook," or "continue" or comparable terminology are intended to identify forward-looking statements. Such forward looking statements include, for example, statements about the Company' s future revenue and operating performance, growth of the FTTH market, effectiveness of the Company's sales and marketing strategies and organization, utilization of manufacturing capacity, and the development and marketing of products. These statements are based upon the Company's current expectations and judgments about future developments in the Company's business. Certain important factors could have a material impact on the Company's performance, including, without limitation: our results of operations could be adversely affected now that the stimulus funds of the American Recovery and Reinvestment Act are fully allocated and projections are nearing completion; National Broadband Plan's transitioning from the USF to the CAF program may cause our customers and prospective customers to delay or reduce purchases; a significant percentage of our sales in the last two fiscal years have been made to a small number of customers, and the loss of these major customers would adversely affect us; intense competition in our industry may result in price reductions, lower gross profits and loss of market share; our results of operations could be adversely affected by economic conditions and the effects of these conditions on our customers' businesses; our operating results may fluctuate significantly from quarter to quarter, which may make budgeting for expenses difficult and may negatively affect the market price of our common stock; to compete effectively, we must continually improve existing products and introduce new products that achieve market acceptance; we may face circumstances in the future that will result in impairment charges, including, but not limited to, significant goodwill impairment charges; we rely on single-source suppliers, which could cause delays, increases in costs or prevent us from completing customer orders, all of which could materially harm our business; our success depends upon adequate protection of our patent and intellectual property rights; further consolidation among our customers may result in the loss of some customers and may reduce sales during the pendency of business combinations and related integration activities; we are dependent on key personnel; product defects or the failure of our products to meet specifications could cause us to lose customers and sales or to incur unexpected expenses; and we face risks associated with expanding our sales outside of the United States; and other factors set forth in Clearfield's Annual Report on Form 10-K for the year ended September 30, 2014 as well as other filings with the Securities and Exchange Commission. The Company undertakes no obligation to update these statements to reflect actual events.

CLEARFIELD, INC.
CONDENSED STATEMENTS OF EARNINGS
UNAUDITED

	Three Months Ended
	December 31
	2014	2013

Net sales	$13,986,620	$16,147,622

Cost of sales	8,244,106	9,209,977

Gross profit	5,742,514	6,937,645

Operating expenses
Selling, general and administrative	4,125,997	3,865,019
Income from operations	1,616,517	3,072,626

Interest income	25,856	19,700
Income before income taxes	1,642,373	3,092,326

Income tax expense	573,000	1,110,000

Net income	$1,069,373	$1,982,326

Net income per share:
Basic	$0.08	$0.16
Diluted	$0.08	$0.15

Weighted average shares outstanding:
Basic	13,222,180	12,689,412
Diluted	13,581,434	13,544,424

CLEARFIELD, INC.
CONDENSED BALANCE SHEETS

	(Unaudited) December 31, 2014	(Audited) September 30, 2014
Assets
Current Assets
Cash and cash equivalents	$17,174,024	$18,191,493
Short-term investments	6,894,000	6,632,000
Accounts receivable, net	4,654,977	5,027,856
Inventories, net	5,359,155	5,390,342
Other current assets	2,758,007	2,792,692
Total current assets	36,840,163	38,034,383

Property, plant and equipment, net	3,997,151	2,462,250

Other Assets
Long-term investments	8,303,000	8,302,000
Goodwill	2,570,511	2,570,511
Deferred taxes – long term	--	156,622
Other	316,293	322,132
Total other assets	11,189,804	11,351,265
Total Assets	$52,027,118	$51,847,898

Liabilities and Shareholders' Equity
Current Liabilities
Accounts payable	2,468,594	2,104,526
Accrued compensation	1,152,388	2,749,080
Accrued expenses	260,801	247,658
Total current liabilities	3,881,783	5,101,264

Other Liabilities
Deferred taxes – long term	108,980	--
Total other liabilities	108,980	--
Total Liabilities	3,990,763	5,101,264
Commitments and contingencies	--	--
Shareholders' Equity
Common stock	137,429	137,430
Additional paid-in capital	56,257,338	56,036,989
Accumulated deficit	(8,358,412)	(9,427,785)
Total Shareholders' Equity	48,036,355	46,746,634
Total Liabilities and Shareholders' Equity	$52,027,118	$51,847,898
CONTACT: Cheryl P. Beranek
         Chief Executive Officer and President
         ir@clfd.net
         763-476-6866